SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 15, 2007

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) - (d) Not applicable.

(e) On August 15, 2007, the Compensation Committee (“Committee”) of the Board of Directors of ON Semiconductor Corporation (“Corporation”) determined and approved specific financial and operational performance goals for the second half of 2007 for possible bonus awards for specific individuals, including certain senior officers of the Corporation (“Executive Officers”). Actual bonuses will be determined based on achievement of these goals. Similar to the awards for the first half of 2007, bonuses for the second half of 2007 will be paid only if the Corporation achieves a certain minimum Earnings Before Income Taxes, Depreciation and Amortization (“EBITDA”) amount. If this EBITDA amount is attained, the bonus of Keith Jackson, President and Chief Executive Officer of the Corporation, will be based on EBITDA and the following performance criteria of the Corporation: a strategic accounts revenue goal; a new product revenue goal; a total revenue goal; a gross margin goal; and two cost savings goals. If these goals are achieved, Mr. Jackson’s bonus award would be expected to be approximately 100% of his base salary for the second half of 2007 with the possibility of a maximum bonus of approximately 225% of his base salary for the period. If the minimum EBITDA amount is attained, the other Executive Officers of the Corporation will receive bonuses based on many of the same or similar factors as for Mr. Jackson with the applicable percentage determined for each individual by the Committee. The remainder of the other Executive Officers’ bonus awards will be based on measurable goals related to the applicable business group or area, or functional responsibility for each executive. If these goals are achieved, the bonus awards for the other Executive Officers would be expected to be in the range of approximately 50% to 65% of the applicable base salary for the second half of 2007 with the possibility of maximum bonuses in the range of approximately 113% to 146% of base salary for the second half of 2007. In addition to Mr. Jackson, the other Executive Officers are: Donald Colvin, Executive Vice President and Chief Financial Officer; William George, Executive Vice President; Robert Mahoney, Executive Vice President of Sales and Marketing; John Nelson, Executive Vice President and Chief Operations Officer; George H. Cave, Senior Vice President, General Counsel, Chief Compliance and Ethics Officer and Secretary; William Hall, Senior Vice President and General Manager, Standard Products Group; William Schromm, Senior Vice President and General Manager, Computing Products Group; and Michael (Andy) Williams, Senior Vice President and General Manager, Automotive and Power Regulation Group. The bonus awards for each of the Executives Officers are expected to be paid pursuant to the Corporation’s 2007 Executive Incentive Plan, as amended from time-to-time.

(f) Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION
(Registrant)

Date: August 21, 2007	By:	/S/ GEORGE H. CAVE
George H. Cave
Senior Vice President, General Counsel, Chief Compliance & Ethics Officer and Secretary

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